Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-3 of Blue Ridge Bankshares, Inc. of our report dated March 6, 2020, with respect to the consolidated financial statements of Bay Banks of Virginia, Inc., as of and for the year ended December 31, 2019, and to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Dixon Hughes Goodman LLP

Charlotte, North Carolina

May 11, 2022